UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CIRCUIT CITY STORES, INC.
(Name of Registrant as Specified In Its Charter)

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Circuit City Issues Statement in Response to Wattles Capital Management, LLC

Richmond, Va., April 23, 2008 – Circuit City Stores, Inc. issued the following statement in response to a letter received today from Wattles Capital Management, LLC:

As noted in a press release dated April 14, 2008, Circuit City indicated that Blockbuster
Inc. (NYSE: BBI) has not provided answers to a number of basic questions regarding its ability to finance its proposal.

Based on the limited information available, Circuit City’s financial advisor, Goldman,
Sachs & Co., has advised the company that it believes that Blockbuster cannot in fact consummate the proposed transaction in light of the difficult current financing environment.

Circuit City awaits a viable financing structure that is predictably executable by
Blockbuster given its current constraints of size and capital structure before it would be appropriate to allow further due diligence.

About Circuit City Stores, Inc.
Circuit City Stores, Inc. (NYSE:CC) is a leading specialty retailer of consumer electronics and related services. At February 29, the domestic segment operated 682 Superstores and 11 other locations in 158 U.S. media markets. At February 29, the international segment operated through 779 retail stores and dealer outlets in Canada. Circuit City also operates Web sites at www.circuitcity.com, www.thesource.ca and www.firedog.com.

This communication may be deemed to be solicitation material in respect of Circuit City's solicitation of proxies in connection with its 2008 Annual Meeting of Shareholders. Circuit City and its directors and executive officers may be deemed to be participants in such solicitation of proxies. Information regarding the special interests of these directors and executive officers in such solicitation of proxies will be included in any proxy statement filed by Circuit City in connection with the 2008 Annual Meeting of Shareholders. In addition, Circuit City files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (SEC). These documents are available free of charge at the SEC’s Web site at www.sec.gov or from Circuit City at http://investor.circuitcity.com. Investors should read any proxy statement filed in connection with the 2008 Annual Meeting of Shareholders carefully when it becomes available before making any voting or investment decision.

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Contact:
Bill Cimino, Director of Corporate Communications, (804) 418-8163
Jessica Clarke, Investor Relations, (804) 527-4038
Patty Whitten, Investor Relations, (804) 527-4033

Kelly Sullivan / Jeremy Jacobs
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449